UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

In accordance with Article 11 of Regulation S-X under the Securities Act, an unaudited condensed combined pro forma balance sheet (the "pro forma balance sheet'') as of March 31, 2004, and unaudited condensed combined pro forma statement of income for the three months ended March 31, 2004, and the audited condensed combined pro forma statement of income for the year ended December 31, 2003 (the "pro forma statements of income''), have been prepared to reflect, for accounting purposes, the acquisition by Gansu Yasheng Group of Nicholas Investment Company.

The following pro forma financial statements have been prepared based upon the historical financial statements of Gansu Yasheng Group and Nicholas Investment Company. The pro forma financial statements should be read in conjunction with (a) the historical consolidated financial statements and related notes thereto of Gansu Yasheng Group as of December 31, 2003, 2002 and 2001, for the period ended December 31, 2003, 2002 and 2001, included in this filing; and (b) the historical consolidated financial statements and related notes thereto of Nicholas Investment Company as of December 31, 2003, and for the year ended December 31, 2003, included in this filing.

The March 31, 2004, pro forma balance sheet assumes that the merger was completed on March 31, 2004. The March 31, 2004, pro forma balance sheet includes the historical unaudited consolidated balance sheet data of Gansu Yasheng Group as of March 31, 2004, and the historical unaudited balance sheet data of Nicholas Investment Company as of March 31, 2004. Gansu Yasheng Group and Nicholas Investment Company have no intercompany activity that would require elimination in preparing the pro forma financial statements.

The pro forma statement of income for the three months ended March 31, 2004, assumes that the merger occurred on January 1, 2004, and includes the unaudited historical consolidated statement of income data of Gansu Yasheng Group for the three months ended March 31, 2004, and the unaudited historical statement of income data of Nicholas Investment Company for the three months ended March 31, 2004.

The pro forma statement of income for the year ended December 31, 2003, assumes that the merger occurred on January 1, 2003, and includes the audited historical consolidated statement of income data of Gansu Yasheng Group for the year ended December 31, 2003, and the audited historical statement of income data of Nicholas Investment Company for the year ended December 31, 2003.

The pro forma financial statements are provided for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been consummated at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of any future operating results or financial position. The pro forma financial statements do not include any adjustments related to any restructuring charges or one-time charges which may result from the mergers or the final result of valuations of inventories, property, plant and equipment, intangible assets, debt, and other obligations.

YASHENG GROUP
PRO-FORMA CONSOLIDATED BALANCE SHEETS

	December 31 2003	March 31 2004
ASSETS
Current assets:
Cash and cash equivalents	$45,700,083	$ 44,690,198
Accounts receivable, net	79,032,369	101,833,441
Inventories, net	55,325,772	53,968,450
Other current assets	1,122,607	1,157,831

Total current assets	181,180,831	201,649,920
Property, plant and equipment, net	1,088,009,899	1,123,435,307
Intangible assets, net	10,467,817	13,663,704
Other assets	478,003,013	61,069,432

Total assets	1,327,661,560	1,399,818,363

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$51,890,589	96,605,138
Accrued employee compensation and benefits	9,199,478	9,559,921
Short-term loans	74,899,398	83,439,247
Taxes payable	11,504,544	11,421,146

Total current liabilities	147,494,009	201,025,452

Long-term liabilities:
Long-term loans	81,093,901	84,413,658
Other long-term liabilities	8,203,979	8,203,979

Total long-term liabilities	89,297,880	92,617,637

Minority interest	113,219,184	113,545,337

Shareholders' equity:
Common stock,	155,140,017	155,238,125
Retained earnings	822,522,598	837,391,812

Total Shareholders' equity	977,662,625	992,629,937

Total Liabilities & Shareholders' Equity	$1,327,661,560	$1,399,818,363

YASHENG GROUP
PRO-FORMA CONSOLIDATED STATEMENTS OF INCOME

	For the Year Ended December 31 2003	For the 3 Months Ended March 31 2004

Operating revenue	$605,248,813	$146,602,060
Operating expense	487,918,542	122,573,496

Gross profit	117,330,217	24,028,565
Selling expenses	14,406,297	3,885,815
General and administrative expenses	21,732,964	5,325,427
Other operating expenses	26,797,165	2,418,424

Operating profit	54,803,035	12,398,899
Investment income	621,008	1,275,063
Other income (expense)	19,847,478	3,698,449

Income before taxes	4,862,331	7,372,411
Income taxes	7,536,444	1,570,662
Minority shareholder earnings	7,437,628	1,041,219

Net income	$59,888,259	14,760,530

Earnings per common share
Basic	$0.3860	$0.09508
Diluted	$0.3860	$0.09508